Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
February 23, 2021	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
Ventas, Inc.	London	Singapore
353 N. Clark Street, Suite 3300	Los Angeles	Tokyo
Chicago, Illinois 60654	Madrid	Washington, D.C.
Milan

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (the “Company”), and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale (i) by the Company of shares of the Company’s common stock, par value $0.25 per share (“Common Stock”), (ii) by the Company of shares of one or more series of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), (iii) by the Company of one or more series of the Company’s debt securities (collectively, the “Company Debt Securities”) to be issued under (A) an indenture, dated February 23, 2018, between each of the Company and the Partnership, as issuers, each of the guarantors named therein and U.S. Bank National Association, as trustee (a copy of which is incorporated by reference as Exhibit 4.5 to the Registration Statement) (as amended or supplemented, the “Senior Indenture”) or (B) an indenture which may be entered into between each of the Company and the Partnership, as issuers, and U.S. Bank National Association, as trustee (a form of which is incorporated by reference as Exhibit 4.6 to the Registration Statement) (the “Subordinated Indenture”), and one or more board resolutions, supplements thereto or officer’s certificates of the Company thereunder (the Senior Indenture or the Subordinated Indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Company Debt Securities, the “Applicable Company Indenture”), (iv) by the Company of warrants (“Warrants”), (v) by the Company of shares of Preferred Stock represented by depositary shares (“Depositary Shares”), (vi) by the Partnership of one or more series of the Partnership’s debt securities (collectively, the “Partnership Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) to be issued under the Senior Indenture or the Subordinated Indenture and one or more board resolutions, supplements thereto or officer’s certificates of the Partnership thereunder (the Senior Indenture or the Subordinated Indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Partnership Debt Securities, the “Applicable Partnership Indenture” and, when referenced together with the Applicable Company Indenture, the “Applicable Indenture”), (vii) by the Company of guarantees of the Partnership Debt Securities (the “Company Guarantees”) pursuant to the Applicable Partnership Indenture and (viii) by the Partnership of guarantees of the Company Debt Securities (the “Partnership Guarantees” and, together with the Company Guarantees, the “Guarantees”) pursuant to the Applicable Company Indenture.  The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares and Guarantees are referred to herein collectively as the “Securities.”

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This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company, the Partnership and others as to factual matters without having independently verified such factual matters.  We are opining herein, with respect to the opinions set forth in paragraphs 1 through 6 below, as to the General Corporation Law of the State of Delaware (the “DGCL”), with respect to the opinions set forth in paragraphs 3 and 6 below, the Delaware Revised Uniform Limited Partnership Act, and with respect to the opinions set forth in paragraphs 3 through 6 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.                                      When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation and (b) authorized by the Company’s board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

2.                                      When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation and (b) authorized by the Company’s board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.                                      When the Applicable Company Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the Applicable Company Indenture and authorized by all necessary corporate action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Partnership Guarantees of such Company Debt Securities have been duly authorized by all necessary limited partnership action of the Partnership and duly executed and delivered by the Partnership in accordance with the terms of the Applicable Company Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such corporate and limited partnership action, as applicable, such Company Debt Securities and Partnership Guarantees will be the legally valid and binding obligations of the Company and the Partnership, respectively, enforceable against the Company and the Partnership in accordance with their respective terms.

4.                                      When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable

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upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                      When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                                      When the Applicable Partnership Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Partnership, and when the specific terms of a particular series of Partnership Debt Securities have been duly established in accordance with the terms of the Applicable Partnership Indenture and authorized by all necessary limited partnership action of the Partnership, and such Partnership Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Company Guarantees of such Partnership Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company in accordance with the terms of the Applicable Partnership Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such limited partnership and corporate action, as applicable, such Partnership Debt Securities and Company Guarantees will be the legally valid and binding obligations of the Partnership and the Company, respectively, enforceable against the Partnership and the Company in accordance with their respective terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Debt Securities, the Warrants, the Depositary Shares and the Guarantees and the Applicable Indenture, warrant agreements and deposit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii)

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that  each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and the Partnership, as applicable, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Offered Securities.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,